NOT FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces Third Quarter 2021 Results
- Infrastructure: DBM Global maintains backlog of $1.6 billion while converting $383.0 million of revenue in Q3 -
- Life Sciences: Glacial Rx® receives milestone FDA approval -
- Spectrum: Broadcasting delivers fourth consecutive quarter of profitability -

New York, November 4, 2021 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the third quarter ended September 30, 2021.
Financial Summary

(in millions, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Revenue	$394.8	$170.5	131.6%	$810.4	$538.9	50.4%
Net loss attributable to common stock and participating preferred stockholders	$(213.0)	$(17.7)	(1103.4)%	$(224.5)	$(88.5)	(153.7)%
Diluted loss per share - Net loss attributable to common stock and participating preferred shareholders	$(2.75)	$(0.37)	(643.2)%	$(2.92)	$(1.89)	(54.5)%
Total Adjusted EBITDA	$14.3	$7.8	83.3%	$21.8	$15.5	40.6%

(1) Reconciliation of GAAP to Non-GAAP measures follows
(2) Note that Total Adjusted EBITDA excludes results for discontinued operations

Commentary
“INNOVATE's strong third quarter results highlight the successful refocusing of our business to three key areas of the new economy - Infrastructure, Life Sciences and Spectrum,” said Avie Glazer, Chairman of INNOVATE. “All three of our operating segments performed well during the quarter, with our Infrastructure segment having more than doubled revenue while maintaining a backlog of $1.6 billion, underscoring its substantial growth and cash generation potential; Life Sciences having received an important milestone FDA approval and Spectrum having delivered its fourth consecutive quarter of profitability. As INNOVATE’s strategic transformation continues, we are excited about our future.”

“We are laser-focused on executing against our strategic plan on a platform that was purpose-built to grow with the new economy and within dynamic industries,” said Wayne Barr, Jr., Chief Executive Officer of INNOVATE. “The strong leadership in place at each of the business segments helped drive top line growth in the third quarter. With one full quarter of the Banker Steel acquisition under our belt, our Infrastructure segment had significant revenue growth, expanded its geographic footprint, and maintained robust backlog levels. At Life Sciences, R2’s Glacial Rx® continues to make headway, earning its third FDA indication and unique product code in September. At Spectrum, we delivered Adjusted EBITDA of $1.8 million versus an Adjusted EBITDA loss of $0.2 million in the prior year period, driven in part by our significant efforts to optimize operations, along with growth in our Station Group OTA revenues.”

Third Quarter 2021 Highlights
•INNOVATE completed its successful name change, launched its rebranding efforts and began trading under its new ticker symbol, “VATE.” The completion of the name change reflects the Company’s focus on innovative growth businesses, including its best-in-class Infrastructure, Life Sciences and Spectrum segments.
•The Company also completed the sale of its Insurance segment to Continental General Holdings LLC, an affiliate of Michael Gorzynski, a director of the Company and beneficial owner of approximately 6.6% of the Company's outstanding stock, for a transaction valued at approximately $90 million. At closing, INNOVATE received $65 million in cash, and Continental General Insurance Company transferred to INNOVATE approximately $25 million of securities, comprised of certain Broadcasting segment securities held directly by the Insurance segment.
Infrastructure
•DBM Global performed well in the quarter and continues to see improving demand in the commercial and industrial construction markets. Additionally, DBM Global is poised to benefit from the proposed bipartisan infrastructure bill, which is expected to generate increased demand for large and complex projects starting as early as 12 to 18 months from a signed bill.
•For the third quarter of 2021, DBM Global reported revenue of $383.0 million, an increase of 138.2% compared to $160.8 million in the prior year quarter. Net Income was $6.9 million, compared to $2.4 million for the prior year quarter. Adjusted EBITDA increased to $24.4 million from $17.7 million in the prior year quarter.
•DBM Global’s total backlog increased to $1,605.9 million as of September 30, 2021, up from $394.5 million as of December 31, 2020. Taking into consideration awarded, but not yet signed contracts, backlog would have been approximately $1,889 million at the end of the third quarter of 2021, compared to $608 million at the end of the fourth quarter of 2020.
Life Sciences
•INNOVATE provided an additional $15 million to R2 to increase its ownership stake in R2 and accelerate the sales effort as the launch of commercial shipments to U.S. aesthetic providers for Glacial Rx® continues as planned.
•Glacial Rx® earned a third FDA indication and unique product code as it became the first and only Class II dermal cooling system FDA-cleared for general dermabrasion, scar and acne scar revision, and tattoo removal, permanently changing the aesthetics industry. This is a major milestone for this product as Glacial Rx® is now in its own FDA-issued product code instead of being lumped into one classification, among hundreds of devices.
Spectrum
•Broadcasting is focused on generating growth in commercial carriage through both lease and revenue share arrangements with digital content providers, while continuing to improve its operations. Broadcasting also plans to add 24 new stations using existing construction permits by the end of the first quarter 2022 to its already industry-leading 227 broadcast stations.
•Broadcasting reached an agreement with Cisneros Media to launch Novelisima in September, a new Spanish language network that broadcasts telenovelas in more than 70 markets in the US on Broadcasting’s platform.
•Increased the distribution of the beIN EXTRA Sports networks offering the most comprehensive free ad-supported live sports programming “over the air”.
•For the third quarter of 2021, Broadcasting reported revenue of $10.2 million, an increase of 5.2% compared to 9.7 million in the prior year quarter. The increase was primarily driven by higher station revenues as the Spectrum segment launched new customers and grew the number of its operating stations. This was partially offset by a decrease in revenue from the sale of full power stations.
•For the third quarter of 2021, Broadcasting reported Net Loss of $4.1 million compared to $14.6 million in the prior year quarter. Adjusted EBITDA was a positive $1.8 million, compared to an Adjusted EBITDA loss of $0.2 million in the prior year quarter. Broadcasting’s results for the quarter reflect the significant efforts to improve operations and reduce costs across the platform, the sale of high-cost non-core stations and the growth in revenues described above, which led to the fourth consecutive quarter of positive Adjusted EBITDA.
•As of September 30, 2021, Broadcasting operates 223 stations, of which 218 are currently connected to its CentralCast system. The total Broadcasting footprint includes operating stations in 94 markets in the U.S. and Puerto Rico, including operating stations in 34 of the top 35 DMAs.

Third Quarter Financial Highlights
•Revenue: For the third quarter of 2021, INNOVATE consolidated revenue from continuing operations was $394.8 million, an increase of 131.6% compared to $170.5 million for the prior year quarter. The increase in revenue was due primarily to the Company’s Infrastructure segment, driven by the contribution from Banker Steel, which was acquired in the second quarter of 2021, as well as from higher revenues across DBM Global’s service offerings attributable to timing of project work under execution and backlog mix.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Infrastructure	$383.0	$160.8	$222.2	$776.3	$509.6	$266.7
Life Sciences	1.6	—	1.6	2.8	—	2.8
Spectrum	10.2	9.7	0.5	31.3	29.3	2.0
Consolidated INNOVATE	$394.8	$170.5	$224.3	$810.4	$538.9	$271.5

•Net Income (Loss): For the third quarter of 2021, INNOVATE reported a Net Loss attributable to common stock and participating preferred stockholders of $213.0 million, or $2.75 per fully diluted share, compared to a Net Loss of $17.7 million, or $0.37 per fully diluted share, for the prior year quarter. The decrease was driven by a change in Income (Loss) from Discontinued Operations as a result of the sale of the Insurance business in the third quarter 2021. The decrease was partially offset from the Spectrum segment as a result of significant efforts to improve operations and reduce costs across the platform, the sale of high-cost non-core stations in the second half of 2020, a reduction in asset impairments in the current period and growth in Station Group OTA revenues, as well as from the Infrastructure segment, driven by the contribution from Banker Steel, which was acquired in the second quarter of 2021.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase / (Decrease)
Infrastructure	$6.9	$2.4	$4.5	$8.3	$4.0	$4.3
Life Sciences	(5.1)	(4.3)	(0.8)	(13.6)	(8.7)	(4.9)
Spectrum	(4.1)	(14.6)	10.5	(9.6)	(23.8)	14.2
Non-operating Corporate	(8.0)	(8.0)	—	(58.0)	(72.0)	14.0
Other and Eliminations	(1.3)	(1.0)	(0.3)	—	68.6	(68.6)
Net (loss) income attributable to INNOVATE Corp., excluding discontinued operations	$(11.6)	$(25.5)	$13.9	$(72.9)	$(31.9)	$(41.0)
Net (loss) income from discontinued operations	(200.3)	8.2	(208.5)	(149.9)	(55.4)	(94.5)
Net loss attributable to INNOVATE Corp.	$(211.9)	$(17.3)	(194.6)	(222.8)	(87.3)	(135.5)
Less: Preferred dividends and deemed dividends from conversions	1.1	0.4	0.7	1.7	1.2	0.5
Net loss attributable to common stock and participating preferred stockholders	$(213.0)	$(17.7)	$(195.3)	$(224.5)	$(88.5)	$(136.0)

•Adjusted EBITDA: For the third quarter of 2021, Total Adjusted EBITDA, which excludes discontinued operations, was $14.3 million, compared to Total Adjusted EBITDA of $7.8 million for the prior year quarter. The increase in Adjusted EBITDA can be attributed to the contribution from Banker Steel at the Infrastructure segment, which was acquired in the second quarter of 2021, as well as from the Spectrum segment as a result of Azteca cost reductions, a decrease in compensation, rent, consulting and overhead expenses, as well as higher station revenues as Station Group grew the number of operating stations and launched new customers across its broadcast platform. The increase was partially offset from timing of project work under execution, changes in backlog mix and continued market pressure on point-of-sale project margins at the Infrastructure segment, as well as increased expenses at R2, which ramped-up operations to support the commercial launch of its Glacial products, including notable increases in salaries and benefits from headcount additions, including increased commissions for product sales as well as higher equity method losses recorded from the Company's investment in MediBeacon due to the timing of clinical trials.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Increase / (Decrease)	2021	2020	Increase/(Decrease)
Infrastructure	$24.4	$17.7	$6.7	$49.6	$45.8	$3.8
Life Sciences	(7.1)	(5.9)	(1.2)	(19.4)	(14.6)	(4.8)
Spectrum	1.8	(0.2)	2.0	5.3	(2.4)	7.7
Non-operating Corporate	(3.8)	(3.7)	(0.1)	(13.5)	(12.3)	(1.2)
Other and Eliminations	(1.0)	(0.1)	(0.9)	(0.2)	(1.0)	0.8
Total Adjusted EBITDA	$14.3	$7.8	$6.5	$21.8	$15.5	$6.3

•Balance Sheet: As of September 30, 2021, INNOVATE had cash and cash equivalents of $55.5 million compared to $43.8 million as of December 31, 2020. On a stand-alone basis, as of September 30, 2021, the Corporate segment had cash and cash equivalents of $31.6 million compared to $27.5 million at December 31, 2020.

Conference Call
INNOVATE will host a live conference call to discuss its third quarter 2021 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com, to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-800-763-5545 (Domestic Toll Free) / 1-212-231-2901 (Toll/International)
–Participant Entry Number: 21998656
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 21998656
*Available approximately two hours after the end of the conference call through November 18, 2021.

About INNOVATE Corp.
INNOVATE Corp., is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs over 4,300 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Media Contact:
Reevemark
Paul Caminiti/Pam Greene/Luc Herbowy
INNOVATE.Team@reevemark.com
(212) 433-4600

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Total Adjusted EBITDA (excluding discontinued operations) and Adjusted EBITDA for its operating segments.

Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance. Adjusted EBITDA excludes the results of operations and any consolidating eliminations of our Insurance segment.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) as adjusted for discontinued operations; depreciation and amortization; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense and FCC reimbursements; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; costs associated with the COVID-19 pandemic, and acquisition and disposition costs.
Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, "forward-looking statements." Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this presentation include, without limitation, any statements regarding INNOVATE’s inability to predict the extent to which the COVID-19 pandemic and related impacts will continue to adversely impact INNOVATE’s business operations, financial performance, results of operations, financial position, the prices of INNOVATE’s securities and the achievement of INNOVATE’s strategic objectives, and changes in macroeconomic and market conditions and market volatility (including developments and volatility arising from the COVID-19 pandemic), including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: the severity, magnitude and duration of the COVID-19 pandemic, including impacts of the pandemic and of businesses’ and governments’ responses to the pandemic on INNOVATE’s operations and personnel, and on commercial activity and demand across our businesses, capital market conditions, including the ability of INNOVATE and INNOVATE’s subsidiaries to raise capital; the ability of INNOVATE’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of INNOVATE common stock; the ability of INNOVATE and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of INNOVATE.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$394.8	$170.5	$810.4	$538.9
Cost of revenue	339.7	138.8	688.4	447.7
Gross profit	55.1	31.7	122.0	91.2
Operating expenses:
Selling, general and administrative	44.3	33.9	120.9	109.2
Depreciation and amortization	8.9	4.5	17.6	13.3
Other operating loss	0.8	9.4	1.0	7.3
Income (loss) from operations	1.1	(16.1)	(17.5)	(38.6)
Other (expense) income:
Interest expense	(12.8)	(17.9)	(46.6)	(56.2)
Loss on early extinguishment or restructuring of debt	(0.1)	—	(12.5)	(9.2)
Loss from equity investees	(2.9)	(1.3)	(4.8)	(4.0)
Other income	0.6	6.9	4.4	73.0
Loss from continuing operations before income taxes	(14.1)	(28.4)	(77.0)	(35.0)
Income tax expense	(0.1)	(1.4)	(3.8)	(3.7)
Loss from continuing operations	(14.2)	(29.8)	(80.8)	(38.7)
(Loss) income from discontinued operations (including loss on sale of $200.3 million for the three months ended September 30, 2021 and net loss on sales of $159.9 million and $39.3 million for the nine months ended September 30, 2021 and 2020, respectively)	(200.3)	8.2	(149.9)	(55.4)
Net loss	(214.5)	(21.6)	(230.7)	(94.1)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	2.6	4.3	7.9	6.8
Net loss attributable to INNOVATE Corp.	(211.9)	(17.3)	(222.8)	(87.3)
Less: Preferred dividends and deemed dividends from conversions	1.1	0.4	1.7	1.2
Net loss attributable to common stock and participating preferred stockholders	$(213.0)	$(17.7)	$(224.5)	$(88.5)

Loss per common share - continuing operations
Basic	$(0.16)	$(0.57)	$(0.98)	$(1.06)
Diluted	$(0.16)	$(0.57)	$(0.98)	$(1.06)

Loss per common share - discontinued operations
Basic	$(2.59)	$0.20	$(1.94)	$(0.83)
Diluted	$(2.59)	$0.20	$(1.94)	$(0.83)

Loss per share - Net loss attributable to common stock and participating preferred stockholders
Basic	$(2.75)	$(0.37)	$(2.92)	$(1.89)
Diluted	$(2.75)	$(0.37)	$(2.92)	$(1.89)

Weighted average common shares outstanding:
Basic	77.2	47.4	77.0	46.7
Diluted	77.2	47.4	77.0	46.7

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions, except share amounts)
(Unaudited)

	September 30, 2021	December 31, 2020

Assets
Current assets
Cash and cash equivalents	$55.5	$43.8
Accounts receivable, net	425.0	184.7
Contract assets	72.5	55.6
Inventory	17.4	9.9
Restricted cash	8.6	1.5
Assets held for sale	2.2	5,942.1
Other current assets	11.0	8.7
Total current assets	592.2	6,246.3
Investments	49.9	55.4
Deferred tax asset	2.8	3.0
Property, plant and equipment, net	168.2	112.8
Goodwill	122.8	111.0
Intangibles, net	213.1	172.1
Other assets	72.5	42.2
Total assets	$1,221.5	$6,742.8

Liabilities, temporary equity and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$183.2	$69.7
Accrued liabilities	99.7	77.1
Current portion of debt obligations	71.1	433.6
Contract liabilities	161.4	52.2
Liabilities held for sale	—	5,306.7
Other current liabilities	18.0	12.9
Total current liabilities	533.4	5,952.2
Deferred tax liability	8.0	7.0
Debt obligations	602.8	127.9
Other liabilities	61.7	39.8
Total liabilities	1,205.9	6,126.9
Commitments and contingencies
Temporary equity
Preferred stock	19.1	10.4
Redeemable noncontrolling interest	51.2	5.3
Total temporary equity	70.3	15.7
Stockholders’ (deficit) equity
Common stock, $0.001 par value	0.1	0.1
Shares authorized: 160,000,000 at September 30, 2021 and December 31, 2020, respectively
Shares issued: 79,157,332 and 77,836,586 at September 30, 2021 and December 31, 2020, respectively
Shares outstanding: 77,768,116 and 76,726,835 at September 30, 2021 and December 31, 2020, respectively
Additional paid-in capital	331.2	355.7
Treasury stock, at cost: 1,389,216 and 1,109,751 shares at September 30, 2021 and December 31, 2020, respectively	(5.2)	(4.2)
Accumulated deficit	(411.5)	(188.7)
Accumulated other comprehensive income	3.2	396.9
Total INNOVATE Corp. stockholders’ (deficit) equity	(82.2)	559.8
Noncontrolling interest	27.5	40.4
Total stockholders’ (deficit) equity	(54.7)	600.2
Total liabilities, temporary equity and stockholders’ (deficit) equity	$1,221.5	$6,742.8

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Three months ended September 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(211.9)
Less: Discontinued operations						(200.3)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$6.9	$(5.1)	$(4.1)	$(8.0)	$(1.3)	$(11.6)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	7.4	—	1.4	0.1	—	8.9
Depreciation and amortization (included in cost of revenue)	3.4	—	—	—	—	3.4
Other operating expense	0.1	—	0.7	—	—	0.8
Interest expense	2.2	—	2.4	8.2	—	12.8
Other (income) expense, net	(0.3)	—	1.5	(1.8)	—	(0.6)
Loss on early extinguishment or restructuring of debt	—	—	0.1	—	—	0.1
Income tax expense (benefit)	2.9	—	—	(2.8)	—	0.1
Noncontrolling interest	0.7	(2.0)	(0.9)	—	(0.4)	(2.6)
Share-based compensation expense	—	—	0.3	0.1	—	0.4
Nonrecurring Items	(0.1)	—	—	—	—	(0.1)
COVID-19 Costs	0.4	—	—	—	—	0.4
Acquisition and disposition costs	0.8	—	0.4	0.4	0.7	2.3
Adjusted EBITDA	$24.4	$(7.1)	$1.8	$(3.8)	$(1.0)	$14.3

(in millions)	Three months ended September 30, 2020
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp.						$(17.3)
Less: Discontinued operations						8.2
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$2.4	$(4.3)	$(14.6)	$(8.0)	$(1.0)	$(25.5)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	2.7	—	1.7	0.1	—	4.5
Depreciation and amortization (included in cost of revenue)	2.3	—	—	—	—	2.3
Other operating (income) expense	(0.3)	0.1	9.6	—	—	9.4
Interest expense	2.1	—	3.6	12.2	—	17.9
Other (income) expense, net	(0.1)	0.1	0.3	(7.2)	—	(6.9)
Income tax expense (benefit)	1.5	—	—	(2.3)	2.2	1.4
Noncontrolling interest	0.1	(1.8)	(1.1)	—	(1.5)	(4.3)
Bonus to be settled in equity	—	—	—	(0.2)	—	(0.2)
Share-based compensation expense	—	—	0.2	0.7	—	0.9
Nonrecurring Items	0.4	—	—	0.2	—	0.6
COVID-19 Costs	6.4	—	—	—	—	6.4
Acquisition and disposition costs	0.2	—	0.1	0.8	0.2	1.3
Adjusted EBITDA	$17.7	$(5.9)	$(0.2)	$(3.7)	$(0.1)	$7.8

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited)

(in millions)	Nine months ended September 30, 2021
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp						$(222.8)
Less: Discontinued operations						(149.9)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$8.3	$(13.6)	$(9.6)	$(58.0)	$—	$(72.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	13.1	0.1	4.3	0.1	—	17.6
Depreciation and amortization (included in cost of revenue)	8.4	—	—	—	—	8.4
Other operating expenses	0.1	—	0.9	—	—	1.0
Interest expense	6.3	—	7.1	33.2	—	46.6
Other (income) expense, net	(4.2)	—	2.3	(2.5)	—	(4.4)
Loss on early extinguishment or restructuring of debt	1.5	—	1.0	10.0	—	12.5
Income tax expense (benefit)	4.1	—	—	(0.3)	—	3.8
Noncontrolling interest	0.9	(6.0)	(1.9)	—	(0.9)	(7.9)
Share-based compensation expense	—	0.1	0.6	1.0	—	1.7
Nonrecurring Items	0.3	—	—	0.5	—	0.8
COVID-19 Costs	8.3	—	—	—	—	8.3
Acquisition and disposition costs	2.5	—	0.6	2.5	0.7	6.3
Adjusted EBITDA	$49.6	$(19.4)	$5.3	$(13.5)	$(0.2)	$21.8

(in millions)	Nine months ended September 30, 2020
	Infrastructure	Life Sciences	Spectrum	Non-operating Corporate	Other and Eliminations	INNOVATE
Net (loss) attributable to INNOVATE Corp						$(87.3)
Less: Discontinued operations						(55.4)
Net Income (loss) attributable to INNOVATE Corp., excluding discontinued operations	$4.0	$(8.7)	$(23.8)	$(72.0)	$68.6	$(31.9)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	8.0	0.1	5.1	0.1	—	13.3
Depreciation and amortization (included in cost of revenue)	6.9	—	—	—	—	6.9
Other operating (income) expenses	(0.2)	0.1	7.4	—	—	7.3
Interest expense	6.5	—	10.3	39.4	—	56.2
Loss on early extinguishment or restructuring of debt	—	—	—	9.2	—	9.2
Other (income) expense, net	—	(2.2)	1.3	(0.8)	(71.3)	(73.0)
Income tax (benefit) expense	2.5	—	—	1.6	(0.4)	3.7
Noncontrolling interest	0.2	(4.0)	(3.5)	—	0.5	(6.8)
Bonus to be settled in equity	—	—	—	(0.5)	—	(0.5)
Share-based compensation expense	—	0.1	0.3	2.2	—	2.6
Nonrecurring Items	2.2	—	—	5.4	—	7.6
COVID-19 Costs	15.2	—	—	—	—	15.2
Acquisition and disposition costs	0.5	—	0.5	3.1	1.6	5.7
Adjusted EBITDA	$45.8	$(14.6)	$(2.4)	$(12.3)	$(1.0)	$15.5